UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): February 26, 2024 (February 26, 2024)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2024, National Health Investors, Inc. (the “Company”) entered into a Change in Control Severance Agreement (a “CIC Severance Agreement”) with each of the Company’s named executive officers: D. Eric Mendelsohn, President and Chief Executive Officer; Kristin S. Gaines, Chief Credit Officer; Kevin C. Pasco, Chief Investment Officer; John L. Spaid, Chief Financial Officer; and David L. Travis, Chief Accounting Officer.

Each CIC Severance Agreement provides that, subject to the executive’s executing and not revoking a general release of claims and in lieu of any severance under any other agreement or arrangement, in the event the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within two years following a “Change in Control” or is terminated without “Cause” within 30 days prior to a “Change in Control” (each term, as defined in the CIC Severance Agreement), the executive will be entitled to receive the following: (1) a lump sum cash payment equal to a multiple (2.0 times for Mr. Mendelsohn and 1.5 times for the other executives) of the average of the executive’s annual base salary and bonus for the most recent five consecutive calendar years (or, if employed by the Company for less than five calendar years, for such number of full calendar years); (2) a lump sum cash payment equal to the greater of the executive’s target annual bonus and annual bonus that would have been earned based on performance through the termination, pro-rated for actual days of service during the performance period; (3) a lump sum cash payment, on an after-tax basis, equal to the full cost of continued COBRA coverage for the executive and the executive’s spouse and dependents (as applicable) for 18 months; and (4) accelerated vesting of all equity or equity-based incentive awards subject solely to time-based vesting.

The CIC Severance Agreements include (i) non-competition restrictions during the executive’s employment and, if severance benefits are payable pursuant to the CIC Severance Agreement, for 12 months thereafter, and (ii) confidentiality restrictions during the executive’s employment and thereafter. In addition, if any payment or benefit pursuant to the CIC Severance Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments or benefits will be reduced to the largest amount that would not result in such excise tax, if and only if such reduction would result in the executive’s receipt of greater net after-tax proceeds.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the CIC Severance Agreements, and is subject to and qualified in its entirety by reference to the complete text of the CIC Severance Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index
Number	Exhibit
10.1	Change in Control Severance Agreement, dated February 26, 2024, by and between National Health Investors, Inc. and D. Eric Mendelsohn.
10.2	Change in Control Severance Agreement, dated February 26, 2024, by and between National Health Investors, Inc. and Kristin S. Gaines.
10.3	Change in Control Severance Agreement, dated February 26, 2024, by and between National Health Investors, Inc. and Kevin C. Pascoe.
10.4	Change in Control Severance Agreement, dated February 26, 2024, by and between National Health Investors, Inc. and John L. Spaid.
10.5	Change in Control Severance Agreement, dated February 26, 2024, by and between National Health Investors, Inc. and David L. Travis.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    February 26, 2024